Exhibit (d)(10)

AMENDMENT NO. 3 TO MUTUAL FUND CUSTODY AND SERVICES AGREEMENT

This Amendment No. 3 (“Amendment”) is made as of the ___ day of December, 2017, by and between each investment company listed on the signature page hereto (referred to herein as the “Fund”) and THE BANK OF NEW YORK MELLON (formerly, Mellon Bank, N.A.) (“Custodian” or “BNY Mellon”).

BACKGROUND:

A. The Fund and Custodian are parties to a Mutual Fund Custody and Services Agreement dated as of July 20, 2007, as amended (the “Agreement”), relating to Custodian’s provision of custody services to the Fund and the Fund’s respective series (“Series”). This Amendment is an amendment to the Agreement.

B. The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.

Appendix E of the Agreement is hereby amended by adding the following paragraph:

Earnings credits and overdraft rates will be calculated monthly on the basis of the following formula: The Account may earn interest on balances, including disbursement balances and balances arising from purchase and sale transactions. For each month during which the Custodian holds property for the Fund, there shall be an adjustment to the custody fees, calculated as follows. For each day of the month in which the closing cash balance of the Account is more than zero, such cash balance amount will earn interest calculated by taking the amount of the idle balance multiplied by the Overnight Federal Funds Rate (defined below) minus .50% divided by 365 days. The amount of interest credit shall be known as the "Daily Credits." Alternatively, for each day of the month in which the closing balance of the Account is less than zero (an "overdraft"), the overdraft amount will be subject to a charge calculated by taking the amount of the overdraft multiplied by the Overnight Federal Funds Rate (defined below) plus .50% divided by 365 days. The amount of interest charge shall be known as "Daily Charges." The net of the Daily Credits and Daily Charges for a particular month will be credited or debited, as the case may be, to the Monthly Notification for the applicable period. Monthly credit balances will roll forward to offset future Custodian fees and expenses. Unused Daily Credits will expire at calendar year end. Credit balances may not be transferred. They are used exclusively to offset Custodian fees and expenses and shall not be applied against investment or other related expenses. A Daily Charge shall not apply to the extent that an overdraft is solely due to Custodian error.

The term "Overnight Federal Funds Rate" shall mean, for any month, the average of daily "Federal Funds Rates" for such month. In turn, the daily Federal Funds Rates shall mean, for any day, the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the business day next succeeding such day.

2.	Miscellaneous.

	(a)	As hereby amended and supplemented, the Agreement, as well as capitalized terms not defined in this Amendment, shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

	(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

	(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

	(d)	To the extent required by applicable law, the terms of this Amendment and the fees and expenses associated with this Amendment have been disclosed to and approved by the Board of Trustees/Directors of the Fund.

	(e)	This Amendment shall be governed by the laws of The Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

DELAWARE GROUP ADVISER FUNDS, on
behalf of its Portfolios identified on Schedule A

DELAWARE GROUP CASH RESERVE, on
behalf of its Portfolios identified on Schedule A

DELAWARE GROUP EQUITY FUNDS I, on
behalf of its Portfolios identified on Schedule A

DELAWARE GROUP EQUITY FUNDS II,
on behalf of its Portfolios identified on
Schedule A

DELAWARE GROUP EQUITY FUNDS IV,
on behalf of its Portfolios identified on
Schedule A

DELAWARE GROUP EQUITY FUNDS V,
on behalf of its Portfolios identified on
Schedule A

DELAWARE GROUP FOUNDATION
FUNDS, on behalf of its Portfolios identified
on Schedule A

DELAWARE GROUP INCOME FUNDS, on
behalf of its Portfolios identified on Schedule A

DELAWARE GROUP STATE TAX-FREE
INCOME TRUST, on behalf of its Portfolios
identified on Schedule A

DELAWARE GROUP TAX-FREE FUND, on
behalf of its Portfolios identified on Schedule A

DELAWARE GROUP GLOBAL &
INTERNATIONAL FUNDS, on behalf of its
Portfolios identified on Schedule A

VOYAGEUR INSURED FUNDS, on behalf
of its Portfolios identified on Schedule A

VOYAGEUR INTERMEDIATE TAX FREE
FUNDS, on behalf of its Portfolios identified
on Schedule A

VOYAGEUR MUTUAL FUNDS, on behalf
of its Portfolios identified on Schedule A

VOYAGEUR MUTUAL FUNDS II, on behalf
of its Portfolios identified on Schedule A

DELAWARE GROUP GOVERNMENT
FUND, on behalf of its Portfolios identified on
Schedule A

DELAWARE GROUP LIMITED-TERM
GOVERNMENT FUNDS, on behalf of its
Portfolios identified on Schedule A

DELAWARE POOLED TRUST, on behalf of
its Portfolios identified on Schedule A

VOYAGEUR MUTUAL FUNDS III, on
behalf of its Portfolios identified on Schedule A

VOYAGEUR TAX FREE FUNDS, on behalf
of its Portfolios identified on Schedule A

DELAWARE VIP TRUST, on behalf of its
Portfolios identified on Schedule A

DELAWARE INVESTMENTS COLORADO
MUNICIPAL INCOME FUND, INC.

DELAWARE INVESTMENTS NATIONAL
MUNICIPAL INCOME FUND

DELAWARE INVESTMENTS
MINNESOTA MUNICIPAL INCOME FUND II, INC.

DELAWARE INVESTMENTS DIVIDEND
AND INCOME FUND, INC.

DELAWARE ENHANCED GLOBAL
DIVIDEND AND INCOME FUND

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:

Name:

Title:

Schedule A

The following Registrants, Series and share classes are covered by, and made parties to, the Amendment as of the date first written above:

Registrants, Series and Share Class
Delaware Group® Adviser Funds
Delaware Diversified Income Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
Delaware Global Real Estate Opportunities Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware U.S. Growth Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
Delaware Group® Cash Reserve
Delaware Investments Ultrashort Fund – Class A, Class C, Class L and Institutional Class Shares
Delaware Group® Equity Funds I
Delaware Mid Cap Value Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Group® Equity Funds II
Delaware Value®Fund – Class A, Class C, Class R, Class R6, Class T and Institutional Class Shares
Delaware Group® Equity Funds IV
Delaware Healthcare Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Small Cap Growth Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Smid Cap Growth Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
Delaware Group® Equity Funds V
Delaware Small Cap Core Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
Delaware Small Cap Value Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
Delaware Wealth Builder Fund – Class A, Class C, Class R and Institutional Class Shares (formerly, Delaware Dividend Income Fund)
Delaware Group® Foundation Funds
(Delaware Foundation Funds®)
Delaware Foundation® Conservative Allocation Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Foundation® Moderate Allocation Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Group® Global & International Funds
Delaware Emerging Markets Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
Delaware Global Value Fund – Class A, Class C, Class R and Institutional Class Shares

Registrants, Series and Share Class
Delaware International Small Cap Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
(formerly, Delaware Focus Global Growth Fund)
Delaware International Value Equity Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Group® Government Fund
Delaware Emerging Markets Debt Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Strategic Income Fund – Class A, Class C, Class R and Institutional Class Shares
(formerly, Delaware Core Plus Bond Fund)
Delaware Group® Income Funds
Delaware Corporate Bond Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Extended Duration Bond Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
Delaware Floating Rate Fund – Class A, Class C, Class R and Institutional Class Shares
(formerly, Delaware Diversified Floating Rate Fund)
Delaware High-Yield Opportunities Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Group® Limited-Term Government Funds
Delaware Limited-Term Diversified Income Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
Delaware Group® State Tax-Free Income Trust
Delaware Tax-Free Pennsylvania Fund – Class A, Class C, and Institutional Class Shares
Delaware Group® Tax-Free Fund
Delaware Tax-Free USA Fund – Class A, Class C, and Institutional Class Shares
Delaware Tax-Free USA Intermediate Fund – Class A, Class C, and Institutional Class Shares
Delaware Pooled® Trust
Macquarie Core Plus Bond Portfolio – DPT Class
(formerly, The Core Plus Fixed Income Portfolio)
Macquarie Emerging Markets Portfolio – DPT Class
(formerly, The Emerging Markets Portfolio)
Macquarie Emerging Markets Portfolio II – DPT Class
(formerly, The Emerging Markets Portfolio II)
Macquarie High Yield Bond Portfolio – DPT Class
(formerly, The High-Yield Bond Portfolio)
Macquarie Labor Select International Equity Portfolio – DPT Class
(formerly, The Labor Select International Equity Portfolio)
Macquarie Large Cap Value Portfolio – DPT Class
(formerly, The Large-Cap Value Equity Portfolio)
Delaware REIT Fund – Class A, Class C, Class R and Institutional Class Shares
(formerly, The Real Estate Investment Trust Portfolio)
Delaware VIP® Trust
Delaware VIP® Diversified Income Series – Standard Class Shares and Service Class Shares
Delaware VIP® Emerging Markets Series – Standard Class Shares and Service Class Shares

Registrants, Series and Share Class
Delaware VIP® High Yield Series – Standard Class Shares and Service Class Shares
Delaware VIP® International Value Equity Series – Standard Class Shares and Service Class Shares
Delaware VIP® Limited-Term Diversified Income Series – Standard Class Shares and Service Class Shares
Delaware VIP® REIT Series – Standard Class Shares and Service Class Shares
Delaware VIP® Small Cap Value Series – Standard Class Shares and Service Class Shares
Delaware VIP® Smid Cap Core Series – Standard Class Shares and Service Class Shares
(formerly, Delaware VIP® Smid Cap Growth Series)
Delaware VIP® U.S. Growth Series – Standard Class Shares and Service Class Shares
Delaware VIP® Value Series – Standard Class Shares and Service Class Shares
Voyageur Insured Funds
Delaware Tax-Free Arizona Fund – Class A, Class C, and Institutional Class Shares
Voyageur Intermediate Tax Free Funds
Delaware Tax-Free Minnesota Intermediate Fund – Class A, Class C, and Institutional Class Shares
Voyageur Mutual Funds
Delaware Minnesota High-Yield Municipal Bond Fund – Class A, Class C, and Institutional Class Shares
Delaware National High-Yield Municipal Bond Fund – Class A, Class C, and Institutional Class Shares
Delaware Tax-Free California Fund – Class A, Class C, and Institutional Class Shares
Delaware Tax-Free Idaho Fund – Class A, Class C, and Institutional Class Shares
Delaware Tax-Free New York Fund – Class A, Class C, and Institutional Class Shares
Voyageur Mutual Funds II
Delaware Tax-Free Colorado Fund – Class A, Class C, and Institutional Class Shares
Voyageur Mutual Funds III
Delaware Select Growth Fund – Class A, Class C, Class R, and Institutional Class Shares
Voyageur Tax Free Funds
Delaware Tax-Free Minnesota Fund – Class A, Class C, and Institutional Class Shares
Delaware Enhanced Global Dividend and Income Fund – Common Shares
Delaware Investments Dividend and Income Fund, Inc. – Common Shares
Delaware Investments Colorado Municipal Income Fund, Inc. – Common Shares and Preferred Shares
Delaware Investments Minnesota Municipal Income Fund II, Inc. – Common Shares and Preferred Shares
Delaware Investments National Municipal Income Fund – Common Shares and Preferred Shares